EX-16.16.a

POWER OF ATTORNEY

WHEREAS, NATIONWIDE MUTUAL FUNDS, a Delaware statutory trust (the “Trust”), has filed or will file with the U.S. Securities and Exchange Commission (the “SEC”) under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “Investment Company Act”), various Registration Statements and amendments thereto for the registration under said Acts of the Trust; and

WHEREAS, the undersigned is an Officer of the Trust, as indicated beside his name;

NOW, THEREFORE, the undersigned hereby constitutes and appoints STEPHEN R. RIMES, ALLAN J. OSTER and KATHERINE D. GIBSON, and each of them with power to act without the others, his attorney, with full power of substitution and re-substitution, for and in his name, place and stead, in any and all capacities, to approve and sign such Registration Statements and any and all amendments thereto, with power to affix the corporate seal of said Trust thereto and to attest said seal and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby granting unto said attorneys, and each of them, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has herewith set his name as of this 20th day of July 2020.

Principal Accounting & Financial Officer /s/ Lee T. Cummings Lee T. Cummings, Treasurer and Chief Financial Officer